Exhibit 10.43

EMPLOYMENT AGREEMENT, AMENDMENT ONE

Employment agreement, dated March 1, 2003 (the "Agreement"), between Command Security Corporation, a New York Corporation (the "Company"), and Martin C. Blake, Jr. (the "Employee") is hereby amended (two pages) on March 31, 2004 as follows:

Paragraph number 3 is to read:

3. The Employee will receive a base salary of $3,356.35 per week (or $175,000 on an annualized basis). The Employee's base salary will be reviewed on April 1, 2005.

Paragraph number 4 is to read:

4. The Employee is entitled to a performance bonus of twenty percent of the Aviation Safeguards pretax income above $591,000, prorated on a quarterly basis, to be paid quarterly, with quarterly adjustments for fiscal year 2005 (April 1, 2004 through March 31, 2005). The pretax income goal for fiscal year 2006 will be mutually agreed upon by the Company and the Employee. The Employee's base salary and bonus will not exceed $350,000 in fiscal year 2005 and will not exceed the Employee's annual base salary and 100% of base salary in bonus in fiscal year 2006. (Pretax income is derived from the Aviation Safeguards Profit and Loss Statement and is represented by the line stating "net earnings (loss) for period". For the purpose of the Employee's performance bonus, corporate charge is five percent.)

      The quarterly performance bonus is calculated in the following manner:

      In the first quarter, twenty percent of the pretax income exceeding $147,750, not to exceed $43,750 is payable to the Employee as a bonus.

      In the second quarter, the cumulative pretax income for the first and second quarter must equal or exceed $295,500; if this goal is obtained, the Employee is entitled to a bonus of twenty percent of the pretax income exceeding $295,500; the bonus is not to cumulatively exceed $87,500 for the first and second quarter.

      In the third quarter, the cumulative pretax income for the first, second and third quarter must equal or exceed $443,250; if this goal is obtained, the Employee is entitled to a bonus of twenty percent of the pretax income exceeding $443,250; the bonus is not to cumulatively exceed $131,250 for the first, second and third quarter.

      In the fourth quarter, the cumulative pretax income for fiscal year 2005 must equal or exceed $591,000; if this goal is obtained, the Employee is entitled to a bonus of twenty percent of the pretax income exceeding $591,000; the bonus is not to cumulatively exceed $175,000 for the fiscal year.

MARTIN C. BLAKE, JR.                   COMMAND SECURITY CORPORATION

By:                                    By:
  ---------------------------             --------------------------------------
  Martin C. Blake, Jr.                    William C. Vassell
                                          President and Chief Executive Officer

                                       24